International Lease Finance Corporation
With Maturities of 9 Months or More from Date of Issue

Registration No.		333-100340
Filed Pursuant to Rule		424 (b) (3)
Pricing Supplement No.		6
(To Prospectus dated April 15, 2003 and Prospectus Supplement dated April 15, 2003)
The date of this Pricing Supplement is			June 16, 2003
Trade Date:	06/16/03		Issue Date:	06/19/03

CUSIP Number	Stated Interest Rate per Annum	Maturity Date	Interest Payment Frequency	First Interest Payment Date	Subject to Redemption	Redemption Date and Terms
45974EAP1	2.25%	06/15/06	Quarterly	09/15/03	No	N/A
45974EAQ9	2.70%	07/15/07	Quarterly	09/15/03	No	N/A
45974EAR7	3.05%	06/15/08	Quarterly	09/15/03	No	N/A
						[Additional columns below]

[Continued from above, first column repeated]
CUSIP Number	Aggregate Principal Amount	Price to Public	Discounts and Commissions	Net Proceeds to Issuer	Maximum Reallowance	Survivor*s Option	OID Note	Other Material Terms
45974EAP1	$5,724,000	100%	0.65%	$5,686,794.00	$1.50	Yes	No	N/A
45974EAQ9	$2,131,000	100%	0.80%	$2,113,952.00	$1.50	Yes	No	N/A
45974EAR7	$6,520,000	100%	1.00%	$6,454,800.00	$1.50	Yes	No	N/A
All notes described in this Pricing Supplement are issued in U.S. Dollars with Authorized Denominations of $1,000 and integral multiples thereof.